EXHIBIT 10.1

Execution Copy

STOCK PURCHASE AGREEMENT

By and Among

GALAXY PARTNERS, L.L.C.,

GALAXY NUTRITIONAL FOODS, INC.

and

FREDERICK A. DeLUCA

This STOCK PURCHASE AGREEMENT, dated as of the 18th day of November, 2008, is made by and among GALAXY PARTNERS, L.L.C. a Minnesota limited liability company (“Purchaser), GALAXY NUTRITIONAL FOODS, INC., a Delaware corporation (“Galaxy” or the “Company”) and FREDERICK A. DeLUCA, an individual residing in Milford, Connecticut (“Seller”)

W I T N E S S E T H:

WHEREAS, Seller is the owner of (i) 3,869,842 shares of Galaxy common stock, par value $.01 per share (the “Shares”) and (ii) a note, dated July 19, 2006, in the principal amount of $2,685,104.17, made in favor of Galaxy (the “Note”) ; and

WHEREAS, Seller desires to sell and transfer to Purchaser, and Purchaser desires to purchase and acquire from Seller, all of Seller’s right, title and interest in and to the Shares currently owned by Seller and the Note (the Shares, the Note and the shares of common stock issuable upon conversion of the Note are sometimes collectively referred to herein as the “Securities), all subject to the terms and conditions contained herein (the “Acquisition”); and

WHEREAS, the Board of Directors of Galaxy has approved this Agreement, the Acquisition and the other transactions expressly contemplated by this Agreement (collectively, the “Contemplated Transactions”);

NOW, THEREFORE, in consideration of and in reliance upon the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto agree as follows:

ARTICLE I PURCHASE AND SALE

SECTION 1.1 Agreement to Sell and Purchase the Shares and the Note; Consideration.

Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties, covenants and agreements contained herein, at the Closing, Seller shall sell, transfer and deliver to Purchaser, and Purchaser shall purchase and accept from Seller, free and clear of all Liens, all of Seller’s right, title and interest in and to the Shares and the Note for an aggregate purchase price (the “Purchase Price”) of Five Million Dollars ($5,000,000.00), payable on the Closing Date by Purchaser to Seller.

SECTION 1.2 Closing.

The closing (the “Closing”) of the Contemplated Transactions shall take place at the offices of Stearns, Weaver, Miller, Weissler, Ahladeff & Sitterstein, Fort Lauderdale, Florida, at 10:00 a.m., local time, on November 18, 2008, or at such other date, time or place as the parties hereto shall mutually agree. The date of the Closing is hereinafter called the “Closing Date.” At the Closing

(a) Seller shall deliver to Purchaser (i) certificates representing the Shares duly endorsed in blank or accompanied by a stock power or other instrument of transfer duly executed in blank, and accompanied by all requisite stock transfer tax stamps (if required).

(b) Purchaser shall thereupon deliver the certificates representing the Shares to Galaxy and Galaxy shall deliver promptly transmit such certificates to its transfer agent with instructions to transfer such Shares into the name of Purchaser and to deliver to Purchaser Share certificates registered in the name of Purchaser, such instructions and the accompanying opinion of counsel to Galaxy to have been provided to Purchaser and approved by it prior to Closing.

(c) Seller shall deliver the Note to Purchaser, who shall thereupon deliver it to Galaxy for conversion of the outstanding principal balance, together with all accrued but unpaid interest through the date of conversion, into 9,941,278 shares of Galaxy common stock (the “Conversion Shares”).  This Agreement shall constitute Purchaser’s irrevocable election and directive to convert the Note as provided in the preceding sentence.

(d) Galaxy shall, or shall cause its counsel, promptly to direct Galaxy’s transfer agent to issue a stock certificate in the name of Purchaser, representing the Conversion Shares and to deliver to Purchaser Conversion Share certificates registered in the name of purchaser, such direction and the accompanying opinion of counsel to Galaxy to have been provided to Purchaser and approved by it prior to Closing.

 (e) Purchaser shall deliver to Seller the Purchase Price by (i) wire transfer of $4,900,000 to the account specified by Seller.  Purchaser previously paid $100,000 to Galaxy to hold for the benefit of Seller, which amount shall be delivered by Galaxy to Seller.

(f) Galaxy shall deliver to Purchaser resolutions of the Board of Directors of Galaxy, certified by an executive officer thereof, (i) authorizing this Agreement, the Acquisition and the Contemplated Transactions, including the conversion of the Note; and (ii) setting the size of the Board of Directors at seven and electing Timothy Krieger, Michael Slyce, and David B. Johnson (“Purchaser’s Representatives”) to fill vacancies as directors of Galaxy effective upon the Closing.

The parties shall deliver at the Closing such other documents, certificates and instruments as reasonably may be required to effect the sale by Seller of the Shares and the Note, and the conversion thereof pursuant to, and as contemplated by, this Agreement and to consummate the Contemplated Transactions.  Except as otherwise set forth herein, all events which shall occur at the Closing shall be deemed to occur simultaneously.

ARTICLE II REPRESENTATIONS AND WARRANTIES OF SELLER.

Seller hereby represents and warrants to Purchaser as follows:

SECTION 2.1 Ownership of Shares.

(a) Seller is the beneficial owner of the Shares.  The Shares and the Note are lawfully owned by the Seller free and clear of any Lien of any kind. There are no outstanding options, warrants, commitments, agreements or any other rights of any character (except as created by this

Agreement) entitling any person other than Purchaser to acquire the Shares and the Note. The Shares and the Note are transferable to Purchaser under the terms of this Agreement.  Seller does not own any options or other rights to purchase Common Stock or any other security or instrument convertible into or exchangeable for Common Stock of the Company, other than as set forth on Schedule 2.1 hereof.

(b) Seller has the power to dispose of all of his Shares and the Note with no restrictions on such rights, subject to the terms of this Agreement.

SECTION 2.2 Power; Binding Agreements.

Seller has the legal capacity, power and authority to enter into and perform all of his obligations under this Agreement. Upon delivery of the Shares to Purchaser hereunder, Purchaser will acquire good title thereto free and clear of all Liens and claims of others of every kind and description, subject to applicable federal and state securities laws. The execution, delivery and performance of this Agreement by Seller will not violate any agreement to which Seller is a party or by which Seller is bound, including, without limitation, any trust agreement, voting agreement, stockholders agreement, voting trust, partnership or other agreement. This Agreement has been duly and validly executed and delivered by Seller and constitutes the legal, valid and binding agreement of Seller, enforceable against Seller in accordance with its terms.

SECTION 2.3 No Conflicts; Consents.

(a) Neither the execution, delivery or performance by Seller of this Agreement nor the consummation of the Contemplated Transactions requires Seller, to the best of his knowledge, to obtain any consent, approval or action of or waiver from, or make any filing with, or give any notice to, any state or federal public body or authority or any other person, except for filings on Form 4 and Schedule 13D; and (b) neither the execution, delivery or performance by Seller of this Agreement nor the consummation of the Contemplated Transactions nor compliance by Seller with any of the provisions hereof shall (i) conflict with or result in any breach of any applicable trust, partnership agreement or other agreement applicable to Seller, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Seller is a party or by which Seller or any of his or its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to Seller or any of Seller’s properties or assets.

SECTION 2.4 Brokers.

Seller has not taken any action in connection with this Agreement or the transactions contemplated hereby so as to give rise to any claim against Purchaser for any brokerage or finder’s commissions, fees or similar compensation.

SECTION 2.5 Conversion of Note.

After the Closing, there will be no obligation owing from Galaxy to Seller, whether under the Note, that certain Note Purchase Agreement, dated July 19, 2006, as amended by that certain Note Modification Agreement, dated March 14, 2007, or otherwise, except to the extent arising under any warrants in Galaxy which are owned by Seller.

ARTICLE III REPRESENTATIONS AND WARRANTIES OF GALAXY

Galaxy hereby represents and warrants to Seller as follows:

SECTION 3.1 Capitalization

The authorized capital stock of Galaxy consists of 85,000,000 shares of common stock and 1,000,000 shares of Preferred Stock.  As of the date of this Agreement, 17,110,016 shares of common stock are issued and outstanding and no shares of Preferred Stock are outstanding.  14,075,669 shares have been reserved for issuance upon the exercise of outstanding warrants, options and convertible securities or obligations (including the 9,941,278 Conversion Shares through the date of this Agreement).  The Shares are fully paid and non-assessable, with no personal liability attaching to the ownership thereof.  The Shares were issued in compliance with exemptions from the Securities Act of 1933, as amended (the “Act”) and the securities laws of the State of Florida.

SECTION 3.2 Financial Statements

The audited financial statements of Galaxy for the year ended March 31, 2008 present fairly in all material respects the financial position of Galaxy as of such date and the results of operations and cash flows for the periods covered thereby.  Since March 31, 2008, no event or development has occurred which could reasonably be expected to have a material adverse effect on the business of Galaxy, its financial condition or operating results, or its prospects.

SECTION 3.3 Disclosure

All reports, registration statements and other documents filed by Galaxy with the Securities and Exchange Commission (the “Commission”) during the two year period immediately preceding the Closing Date (collectively, the “Company SEC Documents”) have been prepared in accordance with, and comply in all material respects with, the applicable rules and regulations promulgated by the Commission under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To the best knowledge of Galaxy, none of the Company SEC Documents at the time it was filed or became effective, as the case may be, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein not misleading.

SECTION 3.4 Authority; Approvals

This Agreement and the Contemplated Transactions have been duly authorized by all necessary corporate action on behalf of Galaxy; this Agreement has been duly executed and delivered by authorized corporate officers, and is the valid and binding agreement of Galaxy, enforceable against Galaxy in accordance with its terms.  The Acquisition has been approved by Galaxy’s Board of Directors in accordance with Section 203(a)(1) of the Delaware General Corporation

Law.  (a) Neither the execution, delivery or performance by Galaxy of this Agreement nor the consummation of the Contemplated Transactions requires Galaxy, to the best of its knowledge, to obtain any consent, approval or action of or waiver from, or make any filing with, or give any notice (except as contemplated by Section 1.2) to, any state or federal public body or authority, except for the filing of a Form 8-K under the Exchange Act, or, to the best of Galaxy’s knowledge, any other person, and (b) neither the execution, delivery or performance by Galaxy of this Agreement nor the consummation of the Contemplated Transactions nor compliance by Galaxy with any of the provisions hereof shall (i) conflict with or result in any breach of any applicable governing document of Galaxy or, to the best of Galaxy’s knowledge, any agreement applicable to Galaxy which is either filed as an exhibit to, or described in, the Company SEC Documents (a “material agreement”), (ii) to the best of Galaxy’s knowledge, result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modifications or acceleration) under any of the terms, conditions or provisions of any material agreement, or (iii) violate any order, writ, injunction, decree, or, to the best of Galaxy’s knowledge after consultation with counsel, any statute, rule or regulation applicable to Galaxy or any of Galaxy’s properties or assets.

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller and Galaxy as follows:

SECTION 4.1 Existence

Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Minnesota.

SECTION 4.2 Authority Relative to This Agreement.

Purchaser has full power and authority to execute and deliver this Agreement and to consummate the Contemplated Transactions. The execution, delivery and performance by Purchaser of this Agreement and the consummation by it of the Contemplated Transactions have been duly and validly authorized and approved by Purchaser and no other proceedings on the part of Purchaser are necessary to authorize the execution and delivery by Purchaser of this Agreement or the consummation of the Contemplated Transactions. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes the legal, valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms.

SECTION 4.3 No Conflicts; Consents.

(a) Neither the execution, delivery or performance by Purchaser of this Agreement nor the consummation of the Contemplated Transactions requires Purchaser, to the best of its knowledge, to obtain any consent, approval or action of or waiver from, or make any filing with, or give any notice to, any state or federal public body or authority or any other person, except for filings on Form 3 and Schedule 13D, and (b) neither the execution, delivery or performance by Purchaser of this Agreement nor the consummation of the Contemplated Transactions nor compliance by Purchaser with any of the provisions hereof shall (i) conflict with or result in any breach of any of Purchasers governing documents, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Purchaser is a party or by which Purchaser or any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to Purchaser or any of Purchaser’s assets or properties.

SECTION 4.4 Purchase for Investment.

Purchaser is acquiring the Securities for its own account for investment, and not with a view to any distribution thereof. Purchaser acknowledges that the certificates evidencing the Shares will contain a legend restricting transfer thereof pursuant to the Securities Act and that the Securities may not be sold, transferred or otherwise disposed of unless pursuant to an effective registration statement under the Securities Act covering the Securities or pursuant to an exemption therefrom.

SECTION 4.5 Purchaser Status and Experience.

 Purchaser is an “accredited investor” as defined in Rule 501(a) under the Act.  Purchaser, either alone or together with his representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of its investment in the Securities.  Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.  Purchaser recognizes that an investment in the securities is highly speculative and that the public market for the Shares is relatively illiquid.  Purchaser understands that the Purchase Price has been determined solely by negotiations between Seller and Purchaser and represents a significant premium to the current market price of the common stock.  Purchaser understands that any sale or transfer of the Securities is subject to restrictions under Federal securities laws and that Galaxy does not have any obligation to cause any sale or transfer of any of the Securities to be registered under the Act or under any state “blue sky” laws.

SECTION 4.6 Access to Information

Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of Seller and Galaxy concerning the terms and conditions of this transaction and the merits and risks of investing in the Securities; (ii) access to information about Galaxy and Galaxy’s financial condition, results or operations, business, properties, management and prospects sufficient to enable Purchaser to evaluate its investment in the Securities; and (iii) the opportunity to obtain such additional information which Seller or Galaxy possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the Securities.

SECTION 4.7 Reliance

Purchaser understands and acknowledges that (i) the Securities were offered and sold to it without registration under the Act in a private placement that is exempt from the registration provisions of the Act and (ii) the availability of such exemption depends in part on, and that Galaxy (and its counsel, solely for the purpose of providing its opinions to Galaxy’s transfer agent as contemplated by Section 1.2(d) hereof) will rely upon, the accuracy and truthfulness of Purchaser’s representations in Sections 4.4, 4.5 and 4.6 hereof, and Purchaser hereby consents to such reliance.

SECTION 4.8 Brokers

Purchaser has engaged a financial advisor in connection with the Acquisition but has not taken any action in connection with this Agreement or the transactions contemplated hereby so as to give rise to any claim against Seller for any brokerage or finder’s commissions, fees or similar compensation.

ARTICLE V COVENANTS AND AGREEMENTS

The parties to this Agreement shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants.

ARTICLE VI INDEMNIFICATION

SECTION 6.1 Survival of Representations and Warranties.

All representations and warranties contained herein or made pursuant hereto shall survive the Closing and continue in full force and effect for a period of one year thereafter.

SECTION 6.2 Indemnity.

(a)
Purchaser, on the one hand, and Seller, on the other, shall indemnify and hold the other harmless from and against any and all losses, damages, liabilities, claims, demands, judgments, settlements, costs and expenses of any nature whatsoever (including reasonable attorneys’ fees and disbursements) resulting from or arising out of the breach of any then surviving representation or warranty or the non-performance, partial or total, of any covenant or agreement of the indemnifying party contained in this Agreement, in either case, to the extent not waived by the indemnified party.

(b)
 Purchaser, on the one hand, and Galaxy, on the other, shall indemnify and hold the other harmless from and against any and all losses, damages, liabilities, claims, demands, judgments, settlements, costs and expenses of any nature whatsoever (including reasonable attorneys’ fees and disbursements) resulting from or arising out of the breach of any then surviving representation or warranty or the non-performance, partial or total, of any covenant or agreement of the indemnifying party contained in this Agreement, in either case, to the extent not waived by the indemnified party.

ARTICLE VII MISCELLANEOUS

SECTION 7.1 Notices.

(a) Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally by hand or by recognized overnight courier, telecopied or mailed (by registered or certified mail, postage prepaid) as follows:

If to Purchaser:

Frederick A. DeLuca, c/o Rockridge Capital Management, LLC, 300 Bic Drive, 2nd Floor, Milford, CT  06461  Attn: David Friedman, Manager

Fax Number:

If to Galaxy:

5955 T.G. Lee Boulevard, Suite 201, Orlando, Florida  32822  Attn: Michael Broll

Fax Number:

If to Seller:

17725 Juniper Path, Lakeville, Minnesota  55044  Attn: Tim Krieger

Fax Number:  952-431-8470

Any party by notice given in accordance with this Section 8.1 to the other parties may designate another address (or fax number) or person for receipt of notices hereunder. Notices by a party may be given by counsel to such party.

SECTION 7.2 Assignment.

This Agreement may not be assigned by Seller, except that all of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the heirs, legal representatives, successors and assigns of Seller . Nothing in this Agreement, express or implied, is intended to or shall confer on any person other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

SECTION 7.3 Miscellaneous.

This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof. This Agreement may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. No course of dealing and no delay on the part of any party hereto in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, or otherwise prejudice any party’s rights, powers and remedies. No right, power or remedy conferred by this Agreement upon any party hereto shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware. If any term of this Agreement or application thereof shall be invalid or unenforceable, the remainder of this Agreement shall remain in full force and effect.

SECTION 7.4 Counterparts.

 The Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

ARTICLE VIII DEFINITIONS

SECTION 8.1 Definitions.

(a) The following terms, as used herein, have the following meanings:

“Affiliate” of any person means any other person, directly or indirectly through one or more intermediary persons, controlling, controlled by or under common control with such person.

“Agreement” or “this Agreement” means, and the words “herein”, “hereof” and “hereunder” and words of similar import refers to, this agreement as it from time to time may be amended.

“Lien” means, with respect to any asset, any mortgage, lien (including mechanics, warehousemen, laborers and landlord’s liens), claim, pledge, charge, security interest, preemptive right, right of first refusal, option, judgment, title defect or encumbrance of any kind in respect of or affecting such asset.

The term “person” means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity, including a government or political subdivision or an agency or instrumentality thereof.

The term “voting power” when used with reference to the capital stock of, or units of equity interests in, any person means the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors of such person (if such person is a corporation) or to participate in the management and control of such person (if such person is not a corporation).

(b) The following additional terms are defined in the following sections of this Agreement:

“Acquisition”                                                        Second Recital

“Closing”                                                               Section 1.2

“Closing Date”                                                      Section 1.2

“Commission”                                                        Section 3.3

“Company SEC Documents”                               Section 3.3

“Contemplated Transactions”                            Third Recital

“Conversion Shares”                                            Section1.4(c)

“Exchange Act”                                                     Section 3.3

“Galaxy”                                                                  Preamble

“Note”                                                                     First Recital

“Purchaser”                                                            Preamble

“Purchase Price”                                                    Section 1.1

“Purchaser’s Representatives”                            Section 1.4(f)

“Securities Act”                                                      Section 3.1

“Seller”                                                                     Preamble

“Shares”                                                                  First Recital

SECTION 8.2 Interpretation.

 Unless the context otherwise requires, the terms defined in Section 8.1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms defined herein. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation. “

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IN WITNESS WHEREOF, this Agreement has been executed as of the day and date first above written.

GALAXY PARTNERS, L.L.C.

By /s/ Timothy Krieger                                                                                                   /s/ Frederick A. DeLuca

Tim Krieger, President                                                                                     Frederick A. DeLuca

GALAXY NUTRITIONAL FOODS, INC.

By____/s/ Michael Broll

Michael Broll, President